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                                                                    EXHIBIT 11


CONSENT OF INDEPENDENT AUDITORS


The Navellier Performance Funds:

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to this Registration Statement on Form N-1A of our report dated December 29, 1995 appearing in the Statement of Assets and Liabilities of The Navellier Performance Funds Aggressive Growth Portfolio as of December 28, 1995.


/s/ Deloitte & Touche LLP

Washington, D.C.
December 29, 1995